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                                                                    EXHIBIT 99.1



NEWS RELEASE                                    FOR FURTHER INFORMATION CONTACT:
NEWS9.97                                        TRACY BUCHANAN - 972-753-6900


                             FOR IMMEDIATE RELEASE


                     HARKEN ANNOUNCES $70 MILLION FINANCING


       Dallas, Texas (JUNE 6, 1997)--Harken Energy Corporation ("Harken") (AMEX: "HEC") announced today that it intends to close the sale of $70,000,000 in Convertible Notes in Europe next week, on June 11th. These Notes bear interest at 5.5% annually until maturity in the year 2002, unless earlier redeemed or converted. These Notes are convertible under certain conditions into shares of Harken common stock at a conversion price of $5.00 per share based on its pricing which was set on June 3rd. These Securities have not been registered and cannot be offered or sold in the U.S.

Harken's Chairman, Mikel D. Faulkner, said, "With this expanded capital base provided through this offering we plan to develop the prospects identified through our recent Colombian discoveries and to keep larger interests in selected future prospects." Continuing, Faulkner said, "We plan to manage our exploratory risks carefully; however, several of our prospects warrant retaining as large an interest as possible due to the positive impact they could have on the Company if successful. This additional financial strength at Harken provides the option to keep larger prospect ownership, thereby avoiding the dilution in value to our shareholders which can result from taking an industry partner."




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HARKEN ENERGY CORPORATION ("HARKEN") (AMEX:  "HEC") EXPLORES FOR, DEVELOPS AND
PRODUCES OIL AND GAS RESERVES DOMESTICALLY AND INTERNATIONALLY. CERTAIN STATEMENTS IN THIS NEWS RELEASE REGARDING FUTURE EXPECTATIONS AND PLANS FOR INTERNATIONAL OIL AND GAS EXPLORATION AND DEVELOPMENT MAY BE REGARDED AS "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES LITIGATION REFORM ACT. THEY ARE SUBJECT TO VARIOUS RISKS, SUCH AS THE INHERENT UNCERTAINTIES IN INTERPRETING ENGINEERING DATA RELATED TO UNDERGROUND ACCUMULATIONS OF OIL AND GAS, TIMING AND CAPITAL AVAILABILITY, DISCUSSED IN DETAIL IN THE COMPANY'S SEC FILINGS, INCLUDING THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996.